UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2015

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 21, 2015, SunCoke Energy, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, that, effective October 1, 2015 (the “Effective Date”), Michael J. Thomson will be stepping down as the Company’s President and Chief Operating Officer and leaving to pursue other interests. Pursuant to this Amendment No. 1 to the Original Report, the Company hereby amends and supplements Item 5.02 of the Original Report to describe the terms of the agreement entered into between Mr. Thomson and the Company in connection with his departure.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Thomson’s departure, he and the Company entered into that certain Confidential General Release and Separation Agreement dated September 25, 2015 (the “Separation Agreement”). Under the Separation Agreement, Mr. Thomson is entitled to receive the severance benefits previously agreed to and disclosed by the Company, except that, in consideration for a release of claims from Mr. Thomson, Mr. Thomson is entitled to receive an annual cash incentive payment for 2015, payable in March 2016, based upon actual performance of the Company, prorated monthly for nine months of 2015. In addition, notwithstanding the provisions contained in the applicable grant agreements, the stock options previously granted to Mr. Thomson under the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan that are vested and exercisable as of the Effective Date will remain vested and exercisable (unless earlier expired) through and including October 1, 2018. Any of Mr. Thomson’s stock options unvested as of the Effective Date will be forfeited.

In consideration for the above-described benefits, Mr. Thomson agreed not to, directly or indirectly, for two years following the Effective Date, solicit any Company employee to seek or accept employment with any other person or entity. In addition, Mr. Thomson agreed not to, directly or indirectly, for one year following the Effective Date, perform any services for a business competitive with the Company with respect to: (1) existing Company customers or potential customers served or solicited by him, his former manager(s) or anyone under his supervision while he was a Company employee, and/or (2) potential customers who within his last 12 months of employment received or were about to receive proposals from any employee of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: October 1, 2015